Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 92 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund and Fidelity Advisor Fifty Fund of our report dated January 12, 2010; Fidelity Advisor Dynamic Capital Appreciation Fund of our report dated January 20, 2010; and Fidelity Advisor Small Cap Fund of our report dated January 22, 2010 on the financial statements and financial highlights included in the November 30, 2009 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
January 25, 2010